UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, the Board of Directors of the Company appointed Thomas P. Burke as Chief Operating Officer, effective immediately.  For additional details, please see the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Compensation Arrangements for Mr. Burke

The Board of Directors also approved a 2011 compensation package for Dr. Burke as follows:

•	Base Salary:	$500,000

•	Cash Bonus:	A target of 75% of base salary through participation in the Company’s annual incentive plan.

•	Long-Term Incentive Plan (LTIP): Based on a target value equal to 375% of base salary, Dr. Burke will receive a pro-rated equity award under the Company’s LTIP in the first quarter of 2012.

In addition, Dr. Burke has a change in control agreement with the Company that remains in effect, as described in the Company’s 2011 proxy statement.

Resignation of Officer

Also on July 28, 2011, the Company announced that Mr. David P. Russell, Executive Vice President of Drilling Operations, plans to resign from his position in the near term. In recognition of Mr. Russell’s 29 years of loyal service to the Company and many contributions to the Company’s success, Mr. Russell will receive the following:

•	24 monthly payments totaling $920,000;
•	Participation in the Company’s short term and long term compensation plans for 2011 at Mr. Russell’s current target levels on the same basis as amounts paid to all other named executive officers; and
•	Payment for any accrued but unused vacation as of the resignation date; and
•	Payments equal to benefit amounts Mr. Russell would have received if he had remained at the Company for two additional years from his resignation date.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

9.1	Press release dated July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President, CFO and Treasurer (Principal Financial Officer)

Dated: August 3, 2011

Exhibits

Exhibit
Number	Exhibit Description
99.1	Press release dated July 29, 2011.